Exhibit 10.15

October 11, 2011

Alan Lewis

[address]

Re:	Transition from Ambit Biosciences Corporation

Dear Alan:

This letter sets forth the agreement (the “Separation Agreement”) that Ambit Biosciences Corporation (the “Company”) is offering to you to aid in your employment transition. Your receipt of the benefits specified by this Separation Agreement is contingent upon satisfaction of both of the following conditions (the “Conditions”): (1) you must sign this Separation Agreement and return it to the Company within twenty-one (21) days of receiving it, and allow it to become effective as specified in Section 20 below; and (2) you must sign the release attached hereto as Exhibit A (the “Release”) and return it to the Company within twenty-one (21) days after the Separation Date (as defined below), and allow it to become effective as specified therein. If both Conditions are satisfied, then the following terms and conditions shall apply:

1. Separation Date and Transition Period. Your last day of work with the Company and your employment termination date will be October 31, 2011; provided that such date may be extended for up to nine months upon mutual agreement of you and the Company; and provided further that, such date may be accelerated if the Company hires a new chief executive officer (the actual date your employment terminates shall be referred to as the “Separation Date”). The period between the date hereof and the Separation Date shall be referred to herein as the “Transition Period.” Throughout the Transition Period, your employment with the Company shall remain at will. This means that the Company retains the right to accelerate the Separation Date and terminate your employment on any earlier date of its choosing, for any reason or for no reason, with or without cause or advance notice.

2. Resignation from Board; Change in Title. Effective as of the date of this Separation Agreement, you will no longer hold the position of President and Chief Executive Officer of the Company, and your title will become interim Chief Executive Officer. Effective as of the date that you sign and return this agreement, you resign as a member of the Company’s board of directors (the “Board”) and the Company accepts such resignation.

3. Work Location During Transition Period. You will report to the Company’s offices, or other locations necessary or requested by the Board, in order to perform the Transition Duties (as defined below) as required.

4. Duties During Transition Period. Your duties during the Transition Period shall include: providing assistance in the transition of your former duties as CEO, facilitating a smooth transition of the Company’s research and development oversight and providing other general business and scientific advice and such other duties as may be reasonably requested or directed by the Board (the “Transition Duties”). You agree to devote your full and best business efforts and energies to the performance of the Transition Duties throughout the Transition Period.

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5. Compensation During Transition Period. You will continue to be paid at your current base salary rate throughout the Transition Period.

6. Accrued Salary And Vacation. On the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation, if any, earned from inception of employment through the Separation Date, at your current base salary rate, subject to standard payroll deductions and withholdings.

7. Severance Payments. Provided that the Conditions described above are satisfied, the Company will pay you severance in the form of salary continuation at your current base salary rate for a period of twelve (12) months following the Separation Date. These payments will be subject to standard payroll deductions and withholdings and will be made on the Company’s regular payroll cycle, provided, however, that any payments otherwise scheduled to be made prior to the effective date of the Release (as defined therein) (the “Release Effective Date”) shall accrue and be paid in the first payroll period that follows the Release Effective Date.

8. COBRA Payments. Provided that you are eligible for and timely elect COBRA health insurance continuation coverage, the Company shall pay directly to the insurance provider the premium for COBRA continuation coverage for you, and your eligible family members, through the earlier of (i) the date that is twelve (12) months from the Separation Date; and (ii) the date that you have both commenced full-time employment with another company or business entity and have become eligible to participate in such company’s or business entity’s health insurance plan (such period, the “COBRA Payment Period”). You agree to notify the Company immediately of any such employment and eligibility.

Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums on your behalf, the Company will pay you on the last day of each remaining month of the COBRA Payment Period a fully taxable cash payment equal to the COBRA premium for that month, subject to applicable tax withholding (such amount, the “Special Severance Payment”), such Special Severance Payment to be made without regard to your payment of COBRA premiums and without regard to the expiration of the COBRA Payment Period prior to the expiration of the twelve (12) month period following the Separation Date. Such Special Severance Payment shall end on the earlier of (x) the date that you have both commenced full-time employment with another company or business entity and have become eligible to participate in such company’s or business entity’s health insurance plan; and (y) the close of the twelve (12) month period following the Separation Date.

9. Bonus Payment. Provided that the Conditions described above are satisfied, the Company will pay you as additional severance, in a lump sum within ten (10) days following the Release Effective Date, a bonus payment in an amount not to exceed $50,000, subject to and contingent upon your achievement, as determined in the sole discretion of the Board, of transition goals to be established by the Chairman of the Compensation Committee of the Board as soon as practicable following the date hereof. This bonus payment will be subject to standard payroll deductions and withholdings and will be paid on the first payroll period that follows the Release Effective Date.

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10. Stock Options. During your employment with the Company, you have been granted certain options to purchase the Company’s common stock pursuant to the Company’s Amended and Restated 2011 Equity Incentive Plan (the “Plan”). These options will continue to vest during the Transition Period in accordance with their terms and will cease to vest on the actual Separation Date. Your options are governed by the terms of your operative agreements with the Company and the Plan; provided that, the options that are vested on the actual Separation Date shall remain exercisable for a period of twelve (12) months commencing on the actual Separation Date after which period all such stock options shall expire; provided, however, that no such stock option shall be exercisable after the expiration of its maximum term pursuant to the terms thereof.

11. Other Compensation Or Benefits. You acknowledge that, except as expressly provided in this Separation Agreement, you will not receive any additional compensation, bonus, severance or benefits from the Company after the Separation Date.

12. Expense Reimbursements. You agree that, within thirty (30) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses and any previously submitted and unpaid expenses pursuant to its regular business practice.

13. Return of Property. Promptly following the Separation Date, you agree to return to the Company all documents (and all copies thereof) belonging to the Company and all other property belonging to the Company that you have in your possession, including, but not limited to, all files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges, and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Notwithstanding the foregoing, you shall be entitled to keep the laptop computer and iPhone supplied to you by the Company. Your timely return of all such documents and other property is a condition precedent to your receipt of the benefits provided under this Separation Agreement.

14. Proprietary Information Obligations. You acknowledge and affirm your commitment to abide by your continuing obligations under your Employee Proprietary Information and Inventions Agreement (“PIIA”).

15. Nonsolicitation Obligations. You agree that for a period of 12 months after the Separation Date, you will not, either directly or through others, solicit, induce or attempt to solicit or induce any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company.

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16. Confidentiality. The provisions of this Separation Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided however, that: (a) you may disclose this Separation Agreement in confidence to your immediate family; (b) you may disclose this Separation Agreement in confidence to your attorneys, accountants, auditors, tax preparers and financial advisors; and (c) you may disclose this Separation Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law, In particular, and without limitation, you agreed not to disclose the existence or terms of this Separation Agreement to any current or former Company employee, contractor or consultant.

17. Nondisparagement. You agree not to disparage the Company and its officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputations or personal reputations, and the Company agrees to direct its officers and directors not to disparage you in any manner likely to be harmful to you or your business, business reputation or personal reputation; provided that both you and the Company may respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation.

18. No Admissions. You understand and agree that the promises and payments in consideration of this Separation Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.

19. Release of Claims. In exchange for the consideration under this Separation Agreement to which you would not otherwise be entitled, including but not limited to the severance benefits, and except as otherwise provided in this Separation Agreement, you hereby generally and completely release, acquit and forever discharge the Company, and its parent, subsidiary, or affiliated entities, along with its and their predecessors and successors and their respective directors, officers, employees, shareholders, partners, agents, attorneys, insurers, affiliates and assigns (collectively, the “Released Parties”), of and from any and all claims, liabilities and obligations, both known and unknown, that arise from or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date that you sign this Separation Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (b) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, other incentive compensation, vacation pay and the redemption thereof, expense reimbursements, severance payments, fringe benefits, stock, stock options, or any other ownership or equity interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including but not limited to claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including but not limited to claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Labor Code (as amended) and the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (A) any rights or claims for indemnification you may have pursuant to any written indemnification agreement (including your Employment Agreement) with the Company to which you are a party, under any of the Company’s D&O or other insurance policies, as applicable, the charter, bylaws, or operating agreements of the Company, or under applicable law; (B) any rights or claims you have to unemployment compensation, funds accrued in your 401(k) account or any vested equity incentives; (C) any rights that are not waivable as a matter of law; or (D) any claims arising from the breach by the Company of the Separation Agreement to which this Release is attached. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims.

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20. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (“ADEA Waiver”). You also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which you were already entitled. You are advised by this writing, as required by the ADEA, that: (a) this release does not apply to any claims that may arise after you sign this Separation Agreement; (b) you should consult with an attorney prior to executing this release; (c) you have twenty-one (21) days within which to consider this release (although you may choose to voluntarily execute the Separation Agreement earlier); (d) you have seven (7) days following the execution of this release to revoke this Separation Agreement (in a written revocation directed to me); and (e) this Separation Agreement will not be effective until the eighth day after you sign this Separation Agreement, provided that you have not earlier revoked this Separation Agreement. You will not be entitled to receive any of the benefits specified by this Separation Agreement unless and until it becomes effective.

21. Section 1542 Waiver. In giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement.

22. Miscellaneous. This Separation Agreement, along with Exhibit A and the PIIA, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. Except as otherwise set forth herein, if any term of this Separation Agreement is inconsistent with or otherwise conflicts with your Employment Separation Agreement, this Separation Agreement shall govern such subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Separation Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Separation Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, and your and its heirs, successors and assigns. If any provision of this Separation Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Separation Agreement and the provision in question will be modified so as to be rendered enforceable. This Separation Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. Any ambiguity in this Separation Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Separation Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Separation Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.

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If this Separation Agreement is acceptable to you, please sign below and return the fully signed Separation Agreement to the Company within 21 days of the date hereof. If you execute and return this Separation Agreement to the Company within 21 days of the date hereof (the “Consideration Period”), and allow it to become effective as specified below, then the terms and conditions set forth above in this Separation Agreement shall apply. If you do not sign and return this Separation Agreement to the Company within the Consideration Period, the offer contained in this Separation Agreement shall automatically expire.

We wish you the best in your future endeavors.

Sincerely,

Ambit Biosciences Corporation

By:	/s/ Faheem Hasnain
Faheem Hasnain
Chairman of the Board of Directors

I HAVE READ, UNDERSTAND AND AGREE FULLY TO THE FOREGOING SEPARATION AGREEMENT:

/s/ Alan Lewis
ALAN LEWIS, PH.D.

Date: 10-11-11

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EXHIBIT A

RELEASE AND WAIVER OF CLAIMS

DO NOT SIGN UNTIL ON OR AFTER THE SEPARATION DATE

In consideration for the benefits set forth in my Separation Agreement dated October 11, 2011, to which this form is attached, I, Alan Lewis, and Ambit Biosciences Corporation (the “Company”) and its current and former directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (each of the aforementioned parties, collectively, the “Released Parties”, with the Company and You each being a “Party”), hereby generally and completely release, acquit and forever discharge the Company, and its parent, subsidiary, or affiliated entities, along with its and their predecessors and successors and their respective directors, officers, employees, shareholders, partners, agents, attorneys, insurers, affiliates and assigns (collectively, the “Released Parties”), of and from any and all claims, liabilities and obligations, both known and unknown, that arise from or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date that you sign this Release and Waiver of Claims (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (a) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (b) all claims related to your compensation or benefits from the Company including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Human Rights Act, the California Law on Equal Rights, and the California Law on Equal Pay. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (A) any rights or claims for indemnification you may have pursuant to any written indemnification agreement (including your Employment Agreement) with the Company to which you are a party, under any of the Company’s D&O or other insurance policies, as applicable, the charter, bylaws, or operating agreements of the Company, or under applicable law; (B) any rights or claims you have to unemployment compensation, funds accrued in your 401(k) account or any vested equity incentives; (C) any rights that are not waivable as a matter of law; or (D) any claims arising from the breach of the Separation Agreement to which this Release is attached. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I also acknowledge that I expressly waive and relinquish any and all rights and benefits under any applicable law or statute providing, in substance, that a general release does not extend to claims which a party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her would have materially affected the terms of such release.

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I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release is knowing and voluntary, and that the consideration given for this Release is in addition to anything of value to which I was already entitled as an executive of the Company. If I am 40 years of age or older upon execution of this Release, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release granted herein does not relate to claims under the ADEA which may arise after this Release is executed; (b) I should consult with an attorney prior to executing this Release; and (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release (although I may choose voluntarily to execute this Release earlier); (d) I have seven (7) days following the execution of this Release to revoke my consent to this Release; and (e) this Release shall not be effective until the seven (7) day revocation period has expired unexercised (the “Release Effective Data”).

I acknowledge my continuing obligations under my Employee Proprietary Information and Inventions Agreement (with the exception of the nonsolicitation provisions therein, which obligations shall be governed by me Employment Agreement and Separation Agreement). Pursuant to the Proprietary Information and Inventions Agreement, I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the retention benefits I am receiving in exchange for my agreement to the terms of this Release is contingent upon my continued compliance with my Proprietary Information and Inventions Agreement.

This Release (and the Separation Agreement to which it is attached) constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release may only be modified by a writing signed by both me and a duly authorized officer of the Company.

By:	/s/ Alan Lewis	Date	11-15-11
Alan Lewis, Ph.D.

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